                                                                  EXHIBIT (4)-8


[FIRST INTERSTATE BANK LOGO]         First Interstate Bank
                                     of California
                                     707 Wilshire Blvd.
                                     Los Angeles, CA 90017


September 20,1995

Mr. Nick A. Bacile
Vice President Finance and Controller
Transcontinental Gas Pipe Line Corporation
2800 Post Oak Boulevard
Houston, TX 77251-1396

Attention: Nick A. Bacile - Vice President Finance and Controller

Dear Nick:

I am pleased to advise you that First Interstate Bank of California ("FICAL") has approved for use by Transcontinental Gas Pipe Line Corporation an uncommitted short term money market facility in the principal amount of up to twenty-five million dollars ($25,000,000), subject to the following terms and conditions:

BORROWER:              Transcontinental Gas Pipe Line Corporation ("BORROWER")

PRINCIPAL
AMOUNT:                Up to dollars twenty-five million ($25,000,000).
                       Advances under this facility shall be made in multiples of one million dollars ($1,000,000) up to an aggregate of $25,000,000 outstanding at any one time. FICAL shall not have any commitment or obligation to make any advances and each advance will be made only, in FICAL's sole discretion.

INTEREST
RATE: A fixed rate of interest as quoted by FICAL on the date of each advance.

TERM OF
ADVANCE: As mutually agreed by FICAL and BORROWER at the time of each advance provided that no advance shall have a term exceeding ninety (90) days and no advance shall mature after May 31, 1996. Principal and interest of each advance shall be payable at the maturity of each advance. FICAL shall have the option of assigning or selling participations in any advances.

PURPOSE: For general corporate purposes, including working capital requirements.

EFFECTIVE DATE:        September 20, 1995.

TERMINATION
DATE: At any time upon written notice by either BORROWER or FICAL, provided, however, that such termination shall not affect any advance outstanding at the time of termination. In any event, this line of credit will expire no later than February 28, 1996.
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September 20, 1995
Page 2

DOCUMENTATION:            1. Note as enclosed.

                          2. Supporting documentation, including Board
                             Resolution, Certificate of Incumbency and
                             Authorized Signatures.

OTHER TERMS:              1. Continued maintenance of a financial
                             conditional satisfactory to FICAL.

                          2. Provision in a timely manner to FICAL of
                             quarterly, unaudited financial statements and an audited fiscal year-end report certified by a nationally recognized accounting firm. Provision of 10-Q and 10-K reports as available.

WIRE
INSTRUCTIONS:             FICAL will wire monies to the following instructions
                          only. Any changes must by communicated to FICAL in writing and signed by an authorized signer.


                          Bank Name       : Citibank, N. A.
                                           -------------------------------------
                          ABA Number      : 021000089
                                           -------------------------------------
                          Credit To       : Transcontinental Gas Pipe Line Corp.
                                           -------------------------------------
                          Account Number  : 38490818
                                           -------------------------------------
                          Reference       : FICAL  Proceeds
                                           -------------------------------------

COMMITMENT
FEE: It is understood that this facility does not constitute a commitment by FICAL to lend at any time and that an advance hereunder shall be at FICAL's sole discretion. Accordingly, no commitment fee will be payable to FICAL.

If the above terms and conditions are acceptable to you, please indicate by signing and returning the enclosed copy of this letter and the original note.

We sincerely appreciate the opportunity to provide you with this competitive source of short-term funding and look forward to your active use of this facility.

FIRST INTERSTATE BANK 0F CALIFORNIA

By: /s/ WILLIAM J. BAIRD
   -----------------------------------
        William J. Baird
        Senior Vice President

Accepted By:

Transcontinental Gas Pipe Line Corporation


By: /s/ NICK A. BACILE
   -----------------------------------

        Nick A. Bacile
--------------------------------------
Name

Vice President & Controller
--------------------------------------
Title

                                      NOTE

$25,000,000                                                   September 20, 1995

         For value received, the undersigned, Transcontinental Gas Pipe Line Corporation ("Borrower"), hereby promises to pay to the order of FIRST INTERSTATE BANK OF CALIFORNIA ("Bank"), in immediately available funds at 707 Wilshire Boulevard, Los Angeles, California, the principal sum of twenty-five million dollars ($25,000,000) or so much thereof as may be outstanding hereunder, whichever is less, together with interest from the date of each advance on the daily unpaid principal balance of said advance. Each advance hereunder shall be repaid on the date mutually agreed by Company and Bank at the time of making such advance, together with interest thereon at the rate per annum mutually agreed by Company and Bank at the time of making of such advance, provided that all principal and interest outstanding on February 28, 1996 shall be due and payable on such date.

         Bank shall not be obligated to make any advance hereunder and any advances will be made solely in Bank's discretion.

         Interest on each advance hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed. Any amount of principal not paid when due hereunder shall thereafter bear interest at a rate per annum equal to 1% in excess of the rate announced by Bank from time to time as its "Prime" rate. Interest not paid when due shall thereafter bear like interest as the principal.

         In the event any advance hereunder is prepaid prior to the maturity date agreed upon for that advance, the Company shall reimburse the Bank on demand for any loss incurred by the Bank as a result of such prepayment, including any loss of income resulting from Bank's reinvestment or reemployment of the amount prepaid at a rate which is less than the interest rate agreed upon for such advance.

         Bank is authorized to record on the schedule attached to and made a part of this Note (a) the date, amount, maturity date and rate of interest agreed upon by Bank and Company with respect to each advance and (b) all payments received by Bank hereunder. Such schedule shall be prima facie evidence of the matters so recorded, provided that Bank's failure to make any such entries shall not affect Company's obligations hereunder.

         Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. Company promises to pay costs of collection and reasonable attorneys' fees if default is made in the payment of this Note. The right to plead any and all statutes of limitation as a defense to this Note or to any agreement to pay the same, is hereby expressly waived by the undersigned to the full extent permitted by law.

         In the event of nonpayment when due of principal of or interest on this Note, the whole amount of principal and interest shall, at the option of the holder of this Note, become immediately, due and payable without diligence, demand, presentment, protest or notice of any kind whatsoever.
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         Advances under this Note may be requested, and the interest rate quoted by the Bank agreed to, by any authorized officer of the undersigned. The undersigned hereby authorizes the Bank to rely upon the telephonic or written instruction of any person identifying himself or herself as an authorized officer of the undersigned without any obligation on the part of the Bank to confirm the identity or authority of such persons.

         This Note shall be governed by and construed under the laws of the State of California.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer or officers thereunto duly authorized and directed by appropriate corporate authority.

                                      Transcontinental Gas Pipe Line Corporation
                                      ------------------------------------------
                                      Company Name

                                      By: /s/ NICK A. BACILE
                                         ---------------------------------------

                                              Nick A. Bacile
                                      ------------------------------------------
                                      Name

                                      Vice President Finance & Controller
                                      ------------------------------------------
                                      Title

         SCHEDULE TO NOTE OF TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                            DATED SEPTEMBER 20,1995

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               Principal      Maturity    Principal      Interest      Paid
Date of        Amount of       Date of      Amount        Amount      Through    Principal     Notation
Advance         Advance        Advance       Paid          Paid        Date       Balance      Made By
-------         -------        -------       ----          ----        ----       -------      -------





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